Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub

Ruth Loven
Yarom Romem
Adam Spruch
Yuval Bargil
Eliran Furman
Eran Lempert
Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Ido Chitman
Noa Afik
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Micha Tollman
Shani Rapoport
Lior Gelbard

Michal Sagmon
Hila Roth
Keren Tal
Neta Goshen
Shachar Cohain
Roy Masuri
Eyal Yacoby
Daphna Livneh
Tamar Gilboa
Yael Hoefler
Sagi Schiff
Lilach Grimberg
Adi Samuel
Netanella Treistman
Daniel Damboritz
Shlomi Schneider
Alona Toledano
Elad Offek
Yuval Shamir
Dana Heller
Adi Tal
Yulia Lazbin
Joshua Lieberman
Liat Pillersdorf
Orly Rottenberg
Avi Anouchi
Shay Fahima
Michael Keren
Ifat Lipman
Sivan Dotan
Naftali Nir

Tomer Bar-Nathan
Yoel Baruchin
Evan Schendler
Lihi Katzenelson
Eyal Aichel
Shahar Uziely
Yonat Afriat
Edan Regev
Yehudit Biton
Ohad Shalem
Gitit Ramot-Adler
Omri Schnaider
Rinat Michael
Adi Attar
Ivor Krumholtz
Daniella Milner
Harel Sinai
Amos Oseasohn
Guy Kortany
Goor Koren
Adi Daniel
Dafna Shaham
Miriam Friedmann
Itamar Lippner
Ricki Newman
Roni Osborne
Ortal Zanzuri
Reut Sasson
Josh Hersch
Roey Sasson
Nadav Goffer

Shir Eshkol
Nir Rodnizky
Noa Slavin
Guy Fatal
Shani Lorch
Ira Burshtein
Elichai Bitter
Amir Weiser
Itamar Cohen
Shai Margalit
Yossi Paloch
Ofir Schwartz
Meital Singer
Yonatan Whitefield
Moshe Lankry
Shira Teger
Rachel Lerman
Ravid Saar
Debbie Shalit
Sophie Blackston
Hagar Mizrachi
Elad Morgenstern
Ron Ashkenazi
Dafna Raz
Sara Haber
Ilan Akouka
Shlomit Bukaya
Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Ophir Dagan

Shira Livne
Danielle Dulitzky
Yael Meretyk
Dov Ehrman
Nataly Damary
Noam Pratzer
Nava Rozolyo
Shiran Glitman
Dor Daniel
Michael Rosenblit
Heni Rothstein-Cohen
Gal Frenkel
Dani Weissberg
Lareine Khoury
Nohar Hadar
Shirley Youseri
Nitzan Kahana
Liad Kalderon
Shachar Hindi
Natalie Korenfeld
moshe Pasker

Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

June 20, 2017
Elbit Vision Systems Ltd.
 7 Bareket Street
Caesarea Industrial Park
Israel

Dear Sir and Madam:

 We have acted as Israeli counsel for Elbit Vision Systems Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933 for the purposes of registering 250,000 of its Ordinary Shares, par value New Israeli Shekel 10.00 per share (the “Ordinary Shares”), that may be issued pursuant to options or awards that have been, or may hereafter be, granted pursuant to the Elbit Vision Systems Global Share Incentive Plan (2016) (the “Plan”).

 On the basis of such investigation as we have deemed necessary, we are of the opinion that the Ordinary Shares have been duly and validly authorized for issuance (subject to individual grants being properly approved under applicable Israeli law) and, when upon due exercise of options or awards granted or hereafter granted under the Plan, in each case, in accordance with the provisions of the Plan and the related option or award agreements (including payment of the option or award exercise price provided for therein), will be fully paid and non-assessable.

We are members of the Israel Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely, /s/Yigal Arnon & Co. —————————————— Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv 67021, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724
31  Hillel Street, Jerusalem 94581, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233
www.arnon.co.il | info@arnon.co.il